================================================================================

                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary proxy statement                  [ ]Confidential, For Use of the Commission
                                                      Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              PLX TECHNOLOGY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(s) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction.

--------------------------------------------------------------------------------


(5)   Total fee paid:

--------------------------------------------------------------------------------

      [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)   Filing Party:

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(4)   Date Filed:

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
                              PLX TECHNOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 2002

To the Stockholders of PLX Technology, Inc.:


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PLX Technology, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters, 870 Maude Avenue, Sunnyvale, California, at 3:00 p.m., Pacific Daylight Time, on May 22, 2002, for the following purposes:

        1. ELECTION OF DIRECTORS. To elect six directors of the Company to serve until the 2003 annual meeting of stockholders or until their successors are elected and qualified.

        2. APPROVAL OF AN AMENDMENT TO THE PLX TECHNOLOGY, INC. 1999 STOCK INCENTIVE PLAN. To approve an amendment to the PLX Technology, Inc. 1999 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 3,400,000 shares to 4,300,000 shares.

        3. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 2002.

        4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

        The Board of Directors has fixed the close of business on April 1, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the 2002 Annual Meeting of Stockholders and any adjournment or postponement thereof.

                                            By Order of the Board of Directors,

                                            /s/ MICHAEL J. SALAMEH

                                            Michael J. Salameh
                                            President and Director

Sunnyvale, California
April 19, 2002

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. STOCKHOLDERS OF RECORD CAN VOTE THEIR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                     [LOGO]

                              PLX TECHNOLOGY, INC.
                                870 MAUDE AVENUE
                           SUNNYVALE, CALIFORNIA 94085

                                 PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished to the stockholders of PLX Technology, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 22, 2002 at the Company's headquarters, 870 Maude Avenue, Sunnyvale, California, at 3:00 p.m., Pacific Daylight Time, and any adjournment or postponement thereof. The shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Rafael Torres, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

        This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about April 19, 2002. The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

        The close of business on April 1, 2002 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 23,570,875 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

        A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. For the election of directors, the candidates receiving the greatest number of affirmative votes are elected, provided a quorum is present and voting. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote shall be required to approve Proposals No. 2 and 3 being submitted to the stockholders for their consideration.

        Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker "non-votes" are not deemed to be "votes entitled to vote." As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes. Broker "non-votes" and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of a matter has been obtained and thus have no effect on the vote.

        Shares of Common Stock cannot be voted until either a signed proxy card is returned, voting instructions are submitted by using the internet or by calling a specifically designated telephone number. Any stockholder may change their vote prior to the Annual Meeting by revoking their proxy or by (i) submitting a proxy bearing a later date, (ii) submitting new voting instructions via the internet, or (iii) calling the specifically designated telephone number.

        The internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the internet or telephone voting procedures are set forth on the enclosed proxy card.

        An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting and an officer of the Company will tabulate votes cast in person at the Annual Meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

        As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors of the Company is six. Six directors will be elected at the Annual Meeting to serve until the 2003 annual meeting of stockholders or until each director's successor is elected or appointed and qualified or until the earlier resignation or removal of the director. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director, if elected. Each of the six nominees for director who receives the greatest number of votes will be elected.

        Set forth below are the names, ages and certain biographical information relating to the director nominees.

NAME OF NOMINEE                         AGE          POSITION WITH COMPANY          DIRECTOR SINCE
---------------                         ---          ---------------------          --------------
Michael J. Salameh                       47    President and Director                    1986
D. James Guzy (1)(2)                     65    Chairman of the Board                     1986
Eugene Flath (2)                         64    Director                                  1989
Timothy Draper (1)                       43    Director                                  1986
Young K. Sohn(1)(3)                      45    Director                                  1999
John H. Hart(3)                          56    Director                                  1999

----------------

(1)  Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Nominating Committee

        MICHAEL J. SALAMEH co-founded the Company and has served as President and as a member of the Board of Directors since the Company's inception in May 1986. From 1980 through 1986, Mr. Salameh was employed in various marketing management positions with Hewlett-Packard Company. Mr. Salameh received a B.S. in Engineering and Applied Science from Yale University and an M.B.A. from Harvard Business School.

        D. JAMES GUZY has been a director of the Company since 1986. Mr. Guzy is the Chairman, President and Chief Executive Officer of SRC Computer Corporation, a developer of super-computer systems. Since 1969, he has also served as the President of the Arbor Company, a limited partnership involved in the electronics and computer industry. Mr. Guzy is also a director of Cirrus Logic, Inc., Intel Corporation, Micro Component Technology, Inc., Novellus Systems, Inc., Davis Selected Group of Mutual Funds and Alliance Capital Management Technology Fund, and a member of the board of directors of several private technology companies. Mr. Guzy received a B.S. from the University of Minnesota and an M.S. from Stanford University.

        EUGENE FLATH has been a director of the Company since May 1989. Mr. Flath has been a Special General Partner of Applied Technology Investors since July 1994. Mr. Flath also serves on the board of directors of several private companies. Mr. Flath received a B.S. in Electrical Engineering and a B.S. in Naval Science from the University of Wisconsin and an M.S. in Electrical Engineering from the University of New Hampshire.

        TIMOTHY DRAPER has been a director of the Company since 1986. Mr. Draper founded and has been Managing Director of Draper Fisher Jurvetson, an investment company since 1992. Mr. Draper managed Draper Associates LP from 1986 to 1992. Mr. Draper also serves on the board of directors of Tumbleweed Communications, GoTo.com and several private companies. Mr. Draper received a B.S. in Electrical Engineering from Stanford University and an M.B.A. from Harvard Business School.

        YOUNG K. SOHN has been a director of the Company since April 1999. Mr. Sohn has served as Chief Executive Officer of Oak Technology, a semiconductor manufacturer since February 1999. From January 1993 until March 1999, Mr. Sohn held various executive management positions at Quantum Corporation, a disk drive manufacturer, including President of Hard Disk Drive Business. Prior to joining Quantum Corporation, Mr. Sohn was employed for nine years at Intel Corporation as a Marketing and Sales Executive and Director of Worldwide Channel Marketing in Intel Corporation's Reseller Channel organization. Mr. Sohn received a B.S. in Electrical Engineering from the University of Pennsylvania and an M.B.A. from MIT's Sloan School of Management.

        JOHN H. HART has been a director of the Company since April 1999. Mr. Hart is currently a 3Com fellow and serves on the Board of Directors of Coherent Inc. and several private companies. Mr. Hart was Senior Vice President and Chief Technical Officer of 3Com Corporation from August 1996 to September 2000. From the time Mr. Hart joined 3Com Corporation in September 1990 until July 1996, he was Vice President and Chief Technical Officer. Prior to joining 3Com Corporation, Mr. Hart worked for Vitalink Communications Corporation for seven years, where his most recent position was Vice President of Network Products. Mr. Hart received a B.S. in Mathematics from the University of Georgia.

                         THE BOARD RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED ABOVE

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

        There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        During the fiscal year ended December 31, 2001, the Board met six times. The Board has three committees: the Audit Committee, Compensation Committee and the Nominating Committee. During the fiscal year ended December 31, 2001, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board.

        The Audit Committee, which held four meetings in the fiscal year ended December 31, 2001, consists of Mr. Guzy, Mr. Draper and Mr. Sohn. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors, for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls, as well as other matters which may come before it or as directed by the Board.

        The Board of Directors has adopted and approved a charter for the Audit Committee, a copy of which was attached to the Company's 2001 Proxy Statement as Appendix A. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

        The Compensation Committee, which held six meetings in the fiscal year ended December 31, 2001, consists of Mr. Flath and Mr. Guzy. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's 1998 Stock Incentive Plan, 1999 Stock Incentive Plan, 1999 Non-Employee Director Stock Incentive Plan and performs such other duties as may from time to time be determined by the Board.

        The Nominating Committee, which held one meeting in the fiscal year ended December 31, 2001, consists of Mr. Sohn and Mr. Hart. The Nominating Committee assists the Board of Directors in selecting nominees for election to the Board of Directors and monitors the composition of the Board.

COMPENSATION OF DIRECTORS

        Non-employee directors of the Company receive $4,000 upon initial election at the annual stockholders meeting and receive $2,000 in compensation for each Board of Directors meeting attended.

        The Company's 1999 Non-Employee Director Plan (the "1999 Director Plan") provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. Under the 1999 Director Plan, each non-employee director will receive a nonqualified stock option grant of 15,000 shares of the Company's Common Stock upon his or her initial election to the Board of Directors. On the date of each annual stockholders' meeting, each incumbent non-employee director who has served on the Board for at least eleven months will automatically be granted a nonqualified stock option to purchase 5,000 shares of the Company's Common Stock. All options automatically granted to non-employee directors will have an exercise price equal to 100% of the fair market value on the date of grant and become exercisable immediately. On May 22, 2001, Messrs. Guzy, Flath, Draper, Sohn and Hart received nonqualified stock option grants under the Company's 1999 Non-Employee Director Plan for 5,000 shares each of the Company's Common Stock at an exercise price of $8.50 per share.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 1, 2002 for (i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the officers appearing in the Summary Compensation Table below and (v) all directors and executive officers as a group.

                                                     SHARES BENEFICIALLY OWNED(1)
                                                     ----------------------------
DIRECTORS,  EXECUTIVE OFFICERS AND 5%                  NUMBER        PERCENT(2)
STOCKHOLDERS                                           ------        -------
-----------------------------------------------
Timothy Draper(3)..............................       2,256,225         9.6%
D. James Guzy(4)...............................       2,167,470         9.2%
Arbor Company
  P.O. Box 128
  Glenbrook, NV  89413.........................       2,157,470         9.2%
Shaker Investments, Inc.
Shaker Management, Inc.
Shaker Investments Management, L.P.
  2000 Auburn Drive, Suite 300
  Cleveland, Ohio  44122 (5)...................       1,569,105         6.7%
Draper Associates, L.P.
  400 Seaport Court, Suite 250
  Redwood City, CA  94063......................       1,721,073         7.3%
John Hancock Advisors, Inc.
  Law Division, P. O. Box 111
  Boston, MA 02117 77046 (6)...................       1,429,150         6.1%
Michael J. Salameh (7).........................       1,031,497         4.4%
Jack Regula(8).................................         199,585         *

Lawrence Chisvin (9)...........................         196,500         *
Eugene Flath(10)...............................         159,580         *
Rafael Torres(11)..............................         123,500         *
M. Raymond Holzworth(12).......................         108,750         *
Young K. Sohn (13).............................          42,572         *
John H. Hart (14)..............................          25,000         *
Michael Franz..................................           7,777         *
All executive officers and directors
  as a group (12) persons)(15).................       6,608,456        28.0%

-----------------

*    Less than 1% of the outstanding common stock

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) Percentage beneficially owned is based on 23,570,875 shares of Common Stock outstanding as of April 1, 2002.

(3) Includes 1,656,294 shares held by Draper Associates L.P. of which Draper Associates, Inc. is the General Partner. Mr. Draper is the President of Draper Associates, Inc. Also includes 94,432 shares held by JABE LLC of which Mr. Draper is a member and 342,840 shares held in trust for Mr. Draper's minor children. Additionally, this number includes 87,880 shares held by the Timothy Draper Living Trust acquired in connection with the acquisition of Sebring Systems, Inc. and 64,779 shares held by Draper Associates, L.P. which were also acquired in connection with the same acquisition. Includes 10,000 shares subject to options exercisable within 60 days of April 1, 2002

(4) Includes 2,157,470 shares held by Arbor Company of which Mr. Guzy is President. Also includes 10,000 shares subject to options exercisable within 60 days of April 1, 2002

(5) Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2002 which reports sole voting and sole dispositive power over shares as follows: Shaker Investments, Inc., 559,970 shares; and Shaker Management, Inc., 1,009,135 shares.

(6) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2002.

(7) Includes 489,364 shares subject to options exercisable within 60 days of April 1, 2002 and 3,300 shares held by Mr. Salameh's children, Thomas, James and Joyce Salameh.

(8) Includes 158,975 shares subject to options exercisable within 60 days of April 1, 2002.

(9) Includes 195,000 shares subject to options exercisable within 60 days of April 1, 2002.

(10) Includes 10,000 shares subject to options exercisable within 60 days of April 1, 2002.

(11) Includes 123,500 shares subject to options exercisable within 60 days of April 1, 2002.

(12) Includes 108,750 shares subject to options exercisable within 60 days of April 1, 2002.

(13) Includes 25,000 shares subject to options exercisable within 60 days of April 1, 2002.

(14) Includes 25,000 shares subject to options exercisable within 60 days of April 1, 2002.

(15) Includes 1,340,589 shares subject to options exercisable within 60 days of April 1, 2002.

                                 PROPOSAL NO. 2

                            APPROVAL OF AN AMENDMENT
                        TO THE 1999 STOCK INCENTIVE PLAN

        The Company's stockholders are being asked to approve an amendment to the Company's 1999 Stock Incentive Plan (the "1999 Plan"). The proposed amendment to the 1999 Plan will increase the number of shares reserved for issuance under the 1999 Plan from 3,400,000 shares to 4,300,000 shares.

        The amendment to the 1999 Plan will enable the Company to grant awards as needed to attract employees and other service providers. The 1999 Plan is intended to enhance the Company's ability to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase stockholder value by further aligning the interests of key individuals with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

        The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 2.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                        OF THE AMENDMENT TO THE 1999 PLAN

        The following summary of the 1999 Plan, including the proposed amendment, is subject in its entirety to the specific language of the 1999 Plan, a copy of which is available to any stockholder upon request.

GENERAL DESCRIPTION

        The 1999 Plan was approved by the Board of Directors in January 1999 and by the Company's stockholders in March 1999. Amendments to the 1999 Plan (i) to increase the number of shares reserved for issuance under the 1999 Plan from 1,000,000 shares to 2,500,000 shares, and (ii) to limit the maximum number of options and stock appreciation rights that may be awarded to an employee in any one fiscal year of the Company in order to ensure compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1966, as amended (the "Code") were approved by the Board of Directors in March 2000 and by the Company's stockholders in May 2000 . The Board of Directors in March 2001, and the stockholders in May 2001, approved an amendment to the 1999 Plan to increase the number of shares reserved for issuance under the 1999 Plan from 2,500,000 shares to 3,400,000 shares. The 1999 Plan was also amended to provide that any reduction of the exercise price of any Option (as defined in the 1999 Plan) awarded under the 1999 Plan, which would be treated as a repricing for accounting purposes under the Financial Accounting Standards Board Interpretation No. 44, shall be subject to stockholder approval. In March 2002, the Board of Directors approved an amendment to the 1999 Plan, conditioned upon and not to take effect until approved by the Company's stockholders, to increase the number of shares reserved for issuance under the 1999 Plan from 3,400,000 shares to 4,300,000 shares.

        The purposes of the 1999 Plan are to give the Company's employees and others who perform substantial services to the Company an incentive, through ownership of the Company's Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals. The 1999 Plan permits the grant of "incentive stock options" within the meaning of Section 422 of the Code only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants. As of April 1, 2002, options to purchase a total of 2,894,253 shares held by 122 optionees were outstanding as of such date at a weighted average exercise price of $15.75 per share, and 448,631 shares remained available for future grant under 1999 Plan. As of that same date, the number of employees, directors and consultants eligible to receive grants under the 1999 Plan was approximately 118 persons.

        The 1999 Plan provides for the grant of (i) shares, (ii) options, stock appreciation rights or similar rights with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock of the Company (collectively, the "Awards"). However, the 1999 Plan provides that in no event may the price of any Award granted be below fair market value on the date of grant. Such Awards include, without limitation, options, stock appreciation rights, sales or bonuses of restricted stock, dividend equivalent rights, performance units or performance shares.

        AMENDMENT TO INCREASE SHARES RESERVED. The current number of shares reserved for issuance under the 1999 Plan is 3,400,000. The proposed amendment to the 1999 Plan provides that the number of shares reserved for issuance will be increased by 900,000 shares to a total reserve of 4,300,000 shares.

        ADMINISTRATION. The 1999 Plan is administered, with respect to grants to directors, officers, consultants, and employees, by the Administrator of the 1999 Plan, defined as the Board or a committee designated by the Board. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). With respect to Awards subject to Code Section 162(m), the committee will be comprised solely of two or more "outside directors" as defined under Code Section 162(m) and applicable tax regulations. For grants of Awards to individuals not subject to Rule 16b-3 and Code Section 162(m), the Board of Directors may authorize one or more officers to grant such Awards.

        AMENDMENT AND TERMINATION. The Board may at any time amend, suspend or terminate the 1999 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company will obtain stockholder approval of any amendment to the 1999 Plan in such a manner and to such a degree as required. The 1999 Plan will terminate in January 2009 unless previously terminated by the Board of Directors.

        OTHER TERMS. Stock options granted under the 1999 Plan may be either incentive stock options under the provisions of Section 422 of the Code ("ISOs"), or nonqualified stock options ("NSOs"). ISOs may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than ISOs may be granted to employees, directors and consultants. Under the 1999 Plan, Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

        The 1999 Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of an ISO may not be for more than 10 years (or 5 years in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The 1999 Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator, but in no event may the exercise price of any Award be less than 100% of the fair market value on the date of grant.. The maximum number of shares of Common Stock with respect to which options and stock appreciation rights may be granted to any employee in any fiscal year of the Company shall be 1,000,000 shares. The exercise price is payable in cash with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to the Company of the sale proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any ISOs that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

        The Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the 1999 Plan. The Administrator has the authority to accelerate the vesting schedule of Awards so that they become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction, a Change in Control or a Subsidiary Disposition, each as defined in the 1999 Plan. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the 1999 Plan will terminate unless assumed by the successor company or its parent. In the event of a Change in Control or a Subsidiary Disposition, each Award shall remain exercisable until the expiration or sooner termination of the Award term. Unless the Award is assumed by the Related Entity or its parent, in the event of a Related Entity Disposition, there shall be a deemed termination of employment of each employee who is at the time engaged primarily in service to the Related Entity (involved in such Related Entity Disposition) and each Award of such employee shall be exercisable in accordance with the terms of the award agreement evidencing such Award. The 1999 Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the Award prior to full vesting of the Award.

        The 1999 Plan provides that ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised only during the lifetime of the grantee by the grantee. However, the 1999 Plan permits the designation of beneficiaries by holders of ISOs. Other Awards are transferable to the extent provided in the Award agreement.

        Under the 1999 Plan, the Administrator may establish one or more programs under the 1999 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the 1999 Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees.

        CERTAIN FEDERAL TAX CONSEQUENCES. The grant of an NSO under the 1999 Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of an NSO, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to the requirement of reasonableness, certain limitations imposed by Section 162(m) of the Code and the satisfaction of withholding obligations. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

        The grant of an ISO under the 1999 Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. The Internal Revenue Service recently issued proposed regulations that would subject optionees to withholding at the time optionees exercise an ISO for Social Security and Medicare based upon the excess of the fair market value of the shares on the date of exercise over the exercise price. These proposed regulations, if adopted, would be effective only for the exercise of ISOs on or after January 1, 2003. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

        If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

        The exercise of an ISO may increase an optionee's alternative minimum tax. The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionee's alternative minimum tax liability exceeds such optionee's regular income tax liability, the optionee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to ISOs, the optionee must sell the shares within the same calendar year in which the ISOs are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

        The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

        Recipients of restricted stock may make an election under Code Section 83(b) ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

        Recipients of stock appreciation rights ("SARs"), performance units or performance shares generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of a SAR, performance unit or performance share.

        The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income and the individual's total compensation is deemed reasonable in amount. Participating individuals will recognize gain upon the disposition of any stock received on exercise of a SAR, performance unit or performance share equal to the excess of
(1) the amount realized on such disposition over (2) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the stock was held for more than one year.

        Recipients of dividend equivalent rights will recognize ordinary compensation income on any dividend payments received, which income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a recipient, subject to the requirement of reasonableness, certain limitations imposed by Section 162(m) of the Code and the satisfaction of withholding obligations.

        THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF 1999 PLAN TRANSACTIONS, AND IS BASED UPON FEDERAL INCOME TAX LAWS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A GRANTEE'S DEATH OR THE TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH THE GRANTEE MAY BE SUBJECT.

        AMENDED PLAN BENEFITS. As of the date of this Proxy Statement, no executive officer, director and no associate of any executive office or director, has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the 1999 Plan amendments by the Company's executive officers, directors and employees are not determinable at this time.

                                 PROPOSAL NO. 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Ernst & Young LLP has served as the Company's independent auditors since the Company's inception and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 2002. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock entitled to vote and voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

        During the Company's fiscal year ended December 31, 2001, the Company was billed for the following aggregate fees by Ernst & Young LLP:

        AUDIT FEES. For professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2001, Ernst & Young LLP billed the Company fees in the aggregate amount of $215,200.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial systems design and implementation during the fiscal year ended December 31, 2001 and thus the Company did not pay any fees to Ernst & Young LLP for such services.

        ALL OTHER FEES. For professional services other than those described above rendered by Ernst & Young LLP to the Company for the fiscal year ended December 31, 2001, Ernst & Young LLP billed the Company fees in the aggregate amount of $146,932.



        The Audit Committee has considered whether the provision of services described above under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
              THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
                    INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                            ENDING DECEMBER 31, 2002

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

        The Compensation Committee of the Board was formed in July 1990 and consists of D. James Guzy and Eugene Flath. Decisions concerning the compensation of the Company's executive officers are made by the Compensation Committee and reviewed by the full Board (excluding any interested director).

EXECUTIVE OFFICER COMPENSATION PROGRAMS

        The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

        The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

        Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

        Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to the Company's success and the Company's financial performance generally.

        Stock Option Grants. Stock options may be granted to executive officers and other employees under the 1999 Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer's ability to influence the Company's long-term growth and profitability. However, the 1999 Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

        Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation plan. Benefits under these general plans are indirectly tied to the Company's performance.

        Deductibility of Compensation. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under
Section 162(m) of the Code, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly held corporation is limited to no more than $1 million per year. For the fiscal year ended December 31, 2001, no executive officer of the Company received $1 million in total compensation, nor does the Company anticipate that compensation payable to any executive officer will exceed $l million for fiscal year 2002.

CHIEF EXECUTIVE OFFICER COMPENSATION

        The compensation of the President is reviewed annually on the same basis as discussed above for all executive officers. Mr. Salameh's base salary for the fiscal year ended December 31, 2001 was $200,000. Mr. Salameh's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Salameh's base salary was at the approximate median of the base salary range for Presidents/Chief Executive Officers of comparative companies. Mr. Salameh additionally was awarded options to purchase 100,000 shares of Common Stock at an exercise price of $7.95. For the fiscal year ended December 31, 2001, no bonus was paid to the chief executive officer or any other executive officer of the Company.

                                  MEMBERS OF THE COMPENSATION COMMITTEE

                                  D. James Guzy
                                  Eugene Flath

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                           SUMMARY COMPENSATION TABLE

        The following table sets forth certain information concerning compensation of (i) each person that served as the Company's Chief Executive Officer during the fiscal year of the Company ending December 31, 2001, (ii) the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the fiscal year ended December 31, 2001, and (iii) up to two former executive officers of the Company who would have been one of the Company's four most highly compensated officers had such officer been serving as such as the end of the Company's fiscal year ending December 31, 2001 (collectively, the "Named Executive Officers"):

                                       ANNUAL COMPENSATION               LONG-TERM
                                                                       COMPENSATION
                               ----------------------------------  ----------------------
                                                                   SECURITIES UNDER-LYING
NAME AND PRINCIPAL POSITION    YEAR       SALARY($)      BONUS($)       OPTIONS(#)
---------------------------    ----       ---------      --------  ----------------------
Michael J. Salameh,            2001       $200,000       $     --        100,000
    President and              2000        178,400        293,370         76,364
    Director                   1999        170,000        175,744        163,000

Jack Regula,                   2001        186,000             --         25,000
    Chief Technology           2000        102,083         38,000        116,359
    Officer(1)

M. Raymond Holzworth,          2001        180,000             --         10,000
    Vice President,            2000         17,692         22,500        100,000
    Operations(2)

Michael Franz,                 2001        180,000             --         25,000
    Vice President,            2000        155,000        191,797         30,000
    Engineering(3)             1999         14,104            250        150,000

Rafael Torres,                 2001        170,000             --         25,000
    Vice President,            2000        102,014         27,000         88,000
    Finance and Chief          1999         53,885          8,333         12,000
    Financial Officer(4)

Lawrence Chisvin,              2001        168,000             --         60,000
    Vice President,            2000         86,962         98,126        135,000
    Marketing(5)

-----------------

(1) Mr. Regula joined the Company in May 2000 and his compensation in 2000 reflects compensation from that date.

(2) Mr. Holzworth joined the Company in November 2000 and his compensation in 2000 reflects compensation from that date.

(3) Mr. Franz joined the Company in May 1999 and his compensation in 1999 reflects compensation from that date. Mr. Franz terminated his employment with the Company on November 14, 2001.

(4) Mr. Torres joined the Company in May 1999 and his compensation in 1999 reflects compensation from that date.

(5) Mr. Chisvin joined the Company in May 2000 and his annual compensation in 2000 reflects compensation from that date.

                        OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2001. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                       INDIVIDUAL GRANTS
                           --------------------------------------------
                                          PERCENT OF                                      POTENTIAL REALIZABLE VALUE
                                             TOTAL                                         AT ASSUMED ANNUAL RATE OF
                             NUMBER OF      OPTIONS                                        STOCK PRICE APPRECIATION
                             SECURITIES   GRANTED TO                                                 FOR
                             UNDERLYING    EMPLOYEES    EXERCISE PRICE                           OPTION TERM
                              OPTIONS      IN FISCAL          PER        EXPIRATION      ---------------------------
NAME                       GRANTED(#)(1)    YEAR(2)      SHARE($/SH)(3)    DATE(4)            5%               10%
----------------------     -------------  ----------    ---------------  ----------      ----------       ----------
Michael J. Salameh            100,000         9.4%        $   7.95        07/02/11       $  499,971       $1,267,025

Jack Regula                    20,000         1.9%            7.75        02/01/11           97,479          247,030
                                5,000         0.5%            7.95        07/02/11           24,999           63,351

M. Raymond Holzworth            5,000         0.5%            7.75        02/01/11           24,370          118,500
                                5,000         0.5%            7.95        07/02/11           24,999           63,351

Michael Franz                  20,000         1.9%            7.75        02/01/11           97,479          247,030
                                5,000         0.5%            7.95        07/02/11           24,999           63,351

Rafael Torres                  10,000         0.9%            7.75        02/01/11           48,739          123,515
                               15,000         1.4%            7.95        07/02/11           74,996          190,054

Lawrence Chisvin               30,000         2.8%            7.75        02/01/11          146,219          370,545
                               30,000         2.8%            7.95        07/02/11          149,991          380,108

-------------------

(1) Each of these options are immediately exercisable and are subject to a vesting schedule whereby twenty-five percent (25%) of the option shares vest upon the one year anniversary of the date of grant and the remaining shares vest equally over the next thirty-six (36) months thereafter, such that the option shares are one hundred percent (100%) vested on the fourth (4th) anniversary of the date of grant. Each option has a ten year term from the date of grant.

(2) In fiscal year ended December 31, 2001, the Company granted options to employees to purchase an aggregate of 1,064,000 shares.

(3) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock at the date the options were granted.

(4) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year ending December 31, 2001, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 2001, and the value of "in-the-money" stock options, which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2001.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                                NUMBER OF                          OPTIONS AT DECEMBER 31,          MONEY OPTIONS AT
                                 SHARES          VALUE                    2001(#)(1)            DECEMBER 31, 2001($)(2)
                               ACQUIRED ON     REALIZED           --------------------------  ---------------------------
      NAME                     EXERCISE(#)      ($)(1)            EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------            -----------    ----------          -----------  -------------  -----------   -------------
Michael J. Salameh                 --               --              489,364         --         $2,195,930         --
Jack Regula                        --               --              158,975         --            793,968         --
M. Raymond Holzworth               --               --              110,000         --             47,600         --
Rafael Torres                      --               --              123,500         --            118,500         --
Michael Franz                   7,777          $44,134                   --         --                 --         --
Lawrence Chisvin                   --               --              195,000         --            285,600         --

-----------------

(1) The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options on the exercise date.

(2) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 2001 ($12.61 per share), the last trading day of the year, and the exercise price of the Named Executive Officers' respective options.

                          REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

        The Audit Committee consists of Messrs. Guzy, Draper and Sohn. Each of the members of the Audit Committee is independent (as defined under the NASDAQ's listing standards).

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's internal accounting controls, the Company's financial statements contained in the Company's Annual Report to its stockholders and other related matters. A more detailed description of the functions of the Audit Committee can be found in the Company's Audit Committee Charter, a copy of which was attached to the Company's 2001 Proxy Statement as Appendix A.

        The Audit Committee has reviewed and discussed with management the financial statements for fiscal year ended December 31, 2001 audited by Ernst &Young LLP, the Company's independent certified public accountants. The Audit Committee has discussed with Ernst & Young LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), and has discussed with Ernst & Young LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

        The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of Ernst & Young LLP as its independent certified public accountants for fiscal year ending December 31, 2002.

                                 MEMBERS OF THE AUDIT COMMITTEE

                                        D. James Guzy, Chairman
                                                 Timothy Draper
                                                  Young K. Sohn

                                   MANAGEMENT

EXECUTIVE OFFICERS

        The executive officers, their ages and their positions with the Company as of December 31, 2001, are as follows:

NAME                                    AGE   POSITION
----                                    ---   --------
Michael J. Salameh.................     47    President and Director
Rafael Torres......................     33    Vice President, Finance, Chief Financial Officer and Secretary
Lawrence Chisvin...................     47    Vice President, Marketing
Michael A. Hopwood.................     39    Vice President, Worldwide Sales
M. Raymond Holzworth...............     46    Vice President, Operations
Jack Regula........................     53    Vice President, Chief Technology Officer

        MICHAEL J. SALAMEH co-founded the Company and has served as its President and as a member of the Board of Directors since the Company's inception in May 1986. From 1980 through 1986, Mr. Salameh was employed in various marketing management positions with Hewlett-Packard Company. Mr. Salameh received a B.S. in Engineering and Applied Science from Yale University and an M.B.A. from Harvard Business School.

        RAFAEL TORRES has served as the Company's Vice President of Finance and Chief Financial Officer since November 2000. From May 1999 to November 2000, Mr. Torres served as the Company's Corporate Controller. From September 1998 to May 1999, Mr. Torres was employed by OnCommand Corporation, an on demand video company, as Accounting Manager. From June 1997 to September 1998, Mr. Torres was employed by Silicon Valley Group, a semiconductor equipment company, as Manager of Financial Reporting and Analysis. From September 1994 to June 1997, Mr. Torres was employed with PriceWaterhouse LLP, a public accounting firm, as senior auditor. Mr. Torres received a B.S. in Accounting from Santa Clara University. Mr. Torres is a Certified Public Accountant.

        LAWRENCE CHISVIN has served as the Company's Vice President of Marketing since May 2000. From September 1998 through May 2000, Mr. Chisvin was employed by Neomagic, a semiconductor company, as Director of Marketing. From May 1996 through September 1998, Mr. Chisvin was employed by LSI Logic, a semiconductor company, as Director of Marketing. Prior to LSI Logic, Mr. Chisvin was employed in a variety of marketing and engineering positions at S3, Philips, Western Digital, and Digital Equipment Corporation. Mr. Chisvin received a B.S. in Electrical Engineering from Northeastern University and an M.S. in Electrical Engineering from Worcester Polytechnic Institute.

        MICHAEL A. HOPWOOD has served as the Company's Vice President of Worldwide Sales since 1995. From 1989 to 1995, he held a variety of other sales management positions with the Company. From 1984 until 1989, Mr. Hopwood held various sales positions at Intel Corporation, a semiconductor manufacturer. Mr. Hopwood received a B.S. in Physics Engineering from Pacific Lutheran University.

        M. RAYMOND HOLZWORTH has served as the Company's Vice President of Operations since November 2000. From July 1998 through November 2000, Mr. Holzworth was employed by Triscend, a semiconductor company, as Vice President of Operations. From March 1995 to July 1998, Mr. Holzworth was employed by ISD, a semiconductor company, as Foundry Director. From June 1986 to March 1995, Mr. Holzworth was employed by Advanced Micro Devices, a semiconductor company, as Program Manager. Mr. Holzworth received a B.A. in Chemistry, Math, and Physics from Erskine College, an M.S. in Mechanical Engineering from the University of Florida, an M.S. in Electrical Engineering from Stanford University, and an M.B.A. from San Jose State University.

        JACK REGULA has served as the Company's Vice President, Chief Technology Officer since October 2001. From May 2000 to October 2001, Mr. Regula served as the Company's Chief Scientist. Mr. Regula founded Sebring Systems, Inc. ("Sebring") a semiconductor company, in 1996 and was Sebring's Chairman and Chief Technology Officer from 1996 until its acquisition by the Company in May 2000. Prior to Sebring, Mr. Regula was employed in a variety of engineering management positions at Sunscoop Corporation, Force Computers, and Ironics, Inc. Mr. Regula received a B.S. in Electrical Engineering and an M.S. in Electrical Engineering, both from Rensselaer Polytechnic Institute.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        INTEL CORPORATION The Company and Intel Corporation are related parties due to the fact that the Chairman of the Company's Board of Directors, D. James Guzy, also serves on the Board of Directors of Intel Corporation. For the years ended December 31, 2001, 2000, and 1999, net revenues, which were transacted at arm's length prices, with Intel Corporation were approximately $746,000, $994,000, and $896,000, respectively.

        SEBRING SYSTEMS In May 2000, the Company acquired Sebring Systems, Inc. ("Sebring"), a privately held corporation that is a developer of a switch fabric technology. For this acquisition, the Company issued an aggregate of 960,931 shares of its Common Stock, assumed liabilities of approximately $2.2 million and issued options in connection with the acquisition. The aggregate purchase price of the acquisition, including such assumed liabilities, was valued at $32.3 million. Prior to the acquisition, the Company owned approximately 16% of the outstanding shares of Sebring.

        Immediately prior to the acquisition, D. James Guzy, the Company's Chairman, was also the chairman of the board of directors of Sebring and, through his company, Arbor Company, held shares of Sebring stock. Mr. Guzy is a director of Intel Corporation, which also held shares of Sebring stock. Mark Easley, who was then the Company's Vice President of Marketing, was also a director of Sebring and held shares of Sebring stock. In addition, Eugene Flath, Timothy Draper and Young K. Sohn, who are all directors of the Company, held shares of Sebring stock.

        In connection with the Sebring acquisition, the Company formed a separate, special committee of disinterested directors, consisting of John H. Hart and Michael J. Salameh, to review, consider, negotiate and approve the acquisition. Sebring also formed its own committee of disinterested directors with respect to the acquisition. The Company's special committee also relied on outside financial and legal advisors in considering and negotiating the acquisition. Alliant Partners, an independent financial advisor, issued an opinion that the transaction was fair.

        Upon completion of the acquisition, the following directors and executive officers of the Company received the following amounts of the Company's Common Stock in exchange for their ownership interests in Sebring: Mr. Guzy, through Arbor Company, received 197,034 shares; Mr. Flath received 25,758 shares; Draper Associates, Inc., of which Mr. Draper is President, received 64,779 shares; the Timothy Draper Living Trust received 87,880 shares; Mr. Sohn received 17,572 shares; and Mr. Easley received 5,431 shares. Intel Corporation, as to which Mr. Guzy is a director, received 89,514 shares.

                              PLX TECHNOLOGY, INC.
                             STOCK PERFORMANCE GRAPH

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the graph shall not be deemed to be incorporated by reference into any such filings.

        The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock from April 5, 1999, the date of the Company's initial public offering, through the end of the Company's fiscal year ended December 31, 2001, with the percentage change in the cumulative total return for the Philadelphia Semiconductor Index and Russell 2000 Index. The comparison assumes an investment of $100 on April 5, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The stock performance shown on the graph below is not necessarily indicative of future price performance.


                COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
               AMONG PLX TECHNOLOGY, INC., THE RUSSELL 2000 INDEX
                      AND PHILADELPHIA SEMICONDUCTOR INDEX

                              [PERFORMANCE GRAPH]

PLX TECHNOLOGY INC

                                                        Cumulative Total Return
                                             ------------------------------------------
                                             4/6/99     12/99      12/00     12/01
       PLX TECHNOLOGY, INC.                  100.00     210.42      92.37    140.11
       RUSSELL 2000                          100.00     127.11     123.27    126.34
       PHILADELPHIA SEMICONDUCTOR INDEX      100.00     152.20     110.85    100.92

*$100 invested on 4/6/99 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

                              STOCKHOLDER PROPOSALS

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the 2003 annual meeting of stockholders, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, between February 5, 2003 and March 7, 2003. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and
(iv) any material interest of the stockholder in such business.

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and intended to be presented at the Company's 2003 annual meeting of stockholders must be received by the Company not later than December 21, 2002 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                  OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended December 31, 2001, all Reporting Persons complied with all applicable filing requirements.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                            By Order of the Board of Directors,

                                            /s/ MICHAEL J. SALAMEH

                                            Michael J. Salameh
                                            President and Director

April 19, 2002
Sunnyvale, California

                            1999 STOCK INCENTIVE PLAN

                              PLX TECHNOLOGY, INC.

                      Amended and Restated on May 24, 2001
                      Amended and Restated on May 22, 2000

        1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

        2. Definitions. As used herein, the following definitions shall apply:

               (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

               (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

               (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

               (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

               (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

               (f) "Board" means the Board of Directors of the Company.

               (g) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee's Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with notice of the Company's or such Related Entity's intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company's or such Related Entity's satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

               (h) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

               (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

        (i) "Code" means the Internal Revenue Code of 1986, as amended.

        (j) "Committee" means any committee appointed by the Board to administer the Plan.

        (k) "Common Stock" means the common stock of the Company.

        (l) "Company" means PLX Technology, Inc., a Delaware corporation.

        (m) "Consultant" means any person (other than an Employee or, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

        (n) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

        (o) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety
(90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

        (p) "Corporate Transaction" means any of the following transactions:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

               (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

               (iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

        (q) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

        (r) "Director" means a member of the Board or the board of directors of any Related Entity.

        (s) "Disability" means that a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.

        (t) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

        (u) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

        (v) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (w) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

        (x) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

        (y) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (z) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (aa) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (bb) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

        (cc) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (dd) "Performance - Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

        (ee) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

        (ff) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

        (gg) "Plan" means this 1999 Stock Incentive Plan.

        (hh) "Registration Date" means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by, on or prior to the date of consummation of such Corporate Transaction, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        (ii) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

        (jj) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

        (kk) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

        (ll) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

        (mm) "Share" means a share of the Common Stock.

        (nn) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        (oo) "Related Entity Disposition" means the sale, distribution or other disposition by the Company of all or substantially all of the Company's interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

     3. Stock Subject to the Plan.

        (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 3,400,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

        (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

        (a) Plan Administrator.

               (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

               (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

               (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

               (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

        (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

               (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

               (ii) to determine whether and to what extent Awards are granted hereunder;

               (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

               (iv) to approve forms of Award Agreements for use under the Plan;

               (v) to determine the terms and conditions of any Award granted hereunder;

               (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent and the reduction of the exercise price of any Option awarded under the Plan, which would be treated as a repricing for accounting purposes under the Financial Accounting Standards Board Interpretation No. 44, shall be subject to stockholder approval;

               (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

               (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

               (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

        (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     6. Terms and Conditions of Awards.

        (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

        (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

        (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

        (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

        (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

        (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

        (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

        (h) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

        (i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

        (j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

        (k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

        (l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

     7. Award Exercise or Purchase Price, Consideration, Taxes and Reload
Options.

        (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

               (i) In the case of an Incentive Stock Option:

                   (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                   (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                   (C) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

                   (D) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                   (E) In the case of other Awards, such price as is determined by the Administrator, but in no event to be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                   (F) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

        (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

               (i) cash;

               (ii) check;

               (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

               (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

               (v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

               (vi) any combination of the foregoing methods of payment.

        (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

        (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

     8. Exercise of Award.

        (a) Procedure for Exercise; Rights as a Stockholder.

               (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

               (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

        (b) Exercise of Award Following Termination of Continuous Service.

               (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

               (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

               (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

        (c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

     9. Conditions Upon Issuance of Shares.

        (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     11. Corporate Transactions/Changes in Control/Related Entity Dispositions. Except as may be provided in an Award Agreement:

        (a) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if they are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

        (b) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall terminate and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall be not to deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its parent.

     12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 16, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

     13. Amendment, Suspension or Termination of the Plan.

        (a) The Board may at any time amend, suspend or terminate the Plan, except that Section 4(b)(vi) may not be amended without prior stockholder approval. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

        (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

     14. Reservation of Shares.

        (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

     16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement-Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

     17. Stockholder Approval. The Plan became effective when adopted by the Board in January 1999. On March 7, 2000, the Board adopted and approved an amendment and restatement of the Plan (a) to increase the number of Shares available for issuance under the Plan and (b) to adopt a limit on the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments are subject to approval by the stockholders of the Company. On March 6, 2001, the Board adopted and approved an amendment and restatement of the Plan to (a) increase the number of Shares available for issuance under the Plan and (b) provide that any reduction of the exercise price of any Option awarded under the Plan, which would be treated as a repricing for accounting purposes under the Financial Accounting Standards Board Interpretation No. 44, shall be subject to stockholder approval.

                                  DETACH HERE

                                     PROXY


                              PLX TECHNOLOGY, INC.

                                870 Maude Avenue
                              Sunnyvale, CA 94085

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 22, 2002


     Michael J. Salameh and Rafael Torres, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of PLX Technology, Inc. (the "COMPANY"), to be held on Wednesday, May 22, 2002 at the Company's headquarters, 870 Maude Avenue, Sunnyvale, California, and any adjournment or postponement thereof.

     Election of six directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: (01) MICHAEL J. SALAMEH, (02) D. JAMES GUZY, (03) EUGENE FLATH, (04) TIMOTHY DRAPER, (05) YOUNG K. SOHN AND (06) JOHN H. HART.

SEE REVERSE                                                         SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE

PLX TECHNOLOGY, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

                               -----------------
                               VOTE BY TELEPHONE
                               -----------------

                     It's fast, convenient, and immediate!
                     Call Toll-Free on a Touch-Tone Phone
                     1-877-PRX-VOTE (1-877-779-8683)

--------------------------------------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:

 1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

 2. CALL THE TOLL-FREE NUMBER
    1-877-PRX-VOTE (1-877-779-8683)

 3. ENTER YOUR VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

 4. FOLLOW THE RECORDED INSTRUCTIONS.
--------------------------------------------------------------------------------

                          YOUR VOTE IS IMPORTANT!
                          Call 1-877-PRX-VOTE anytime!

                                ----------------
                                VOTE BY INTERNET
                                ----------------

              It's fast, convenient, and your vote is immediately confirmed and posted.

--------------------------------------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:

 1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

 2. GO TO THE WEBSITE
    HTTP://WWW.EPROXYVOTE.COM/PLXT

 3. ENTER YOUR VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

 4. FOLLOW THE INSTRUCTIONS PROVIDED.
--------------------------------------------------------------------------------

                 YOUR VOTE IS IMPORTANT!
                 Go to http://www.eproxyvote.com/plxt anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                  DETACH HERE

    Please mark
    votes as in
    this example in
[X] blue or black ink.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF ALL DIRECTORS, AND FOR PROPOSALS 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

1. Election of Directors (see reverse):

                            FOR            WITHHELD
                            [ ]              [ ]

                 [ ]
                     --------------------------------------
                     For all nominees except as noted above

2. To approve an amendment to the PLX Technology, Inc. 1999 Stock Incentive Plan to increase to the number of shares reserved for issuance thereunder from 3,400,000 shares to 4,300,000 shares.

                   FOR            AGAINST             ABSTAIN
                   [ ]              [ ]                 [ ]

3. To ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

                   FOR            AGAINST             ABSTAIN
                   [ ]              [ ]                 [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                              MARK HERE          MARK HERE
                                             FOR ADDRESS        IF YOU PLAN
                                             CHANGE AND          TO ATTEND
                                            NOTE AT LEFT  [ ]   THE MEETING  [ ]

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.


Signature:                Date:        Signature:                 Date:
          ----------------       ------            ----------------       ------